Exhibit 10.22

RESIGNATION LETTER

July 20, 2017

To the Board of Directors of

NeuroOne Medical Technologies Corporation:

The undersigned, Amer Samad:

1.       Hereby resigns, effective immediately, as the Chief Executive Officer (and any and all other executive and employment positions, official or unofficial, if any, I may have, other than as a director) of NeuroOne Medical Technologies Corporation (the “Company”).

2.       Hereby resigns as a director (the “Director Resignation”) of the Company effective 10 days after the mailing of a Schedule 14F-1, which the Company plans to prepare and file on or about the date of this resignation letter.

3.       Hereby represents that the resignations referred to in this resignation letter are not due to a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

4.       Hereby represents that as of the date of this resignation letter, the undersigned has no claim against the Company for any outstanding remuneration, loans or fees of whatever nature.

Sincerely,

/s/ Amer Samad
Amer Samad